Exhibit 10.84

FIRST AMENDMENT TO COVENANTS AGREEMENT

This FIRST AMENDMENT TO COVENANTS AGREEMENT dated as of March 17, 2004 (the “Amendment”), amends that certain  Covenants Agreement dated as of January 30, 2004, (as may be amended from time to time, the “Covenants Agreement”) among S&W OF LAS VEGAS, L.L.C., a Delaware limited liability company, having an address at c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, New York 10021 (the “Borrower”), THE SMITH & WOLLENSKY RESTAURANT GROUP, INC., having an address at 1114 First Avenue, New York, New York 10021 (“S&W Restaurant Group”), DALLAS S&W, L.P. (“S&W Dallas” and, together with S&W Restaurant Group, the “Guarantors”), having an address at c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, New York 10021 and MORGAN STANLEY DEAN WITTER COMMERCIAL FINANCIAL SERVICES, INC., a Delaware corporation, having an office at 825 Third Avenue, New York, New York 10022 (the “Lender”).  Capitalized terms not defined herein are used herein as defined in the Covenants Agreement.

W I T N E S S E T H:

                WHEREAS, the Borrower and the Guarantors have requested that the Lender hereby agrees, subject to the terms and conditions contained herein, to amend the manner with which the financial covenants are calculated;

                NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

        Section 1.       Amendment to Covenants.  Paragraph 2 (e) of the Covenants Agreement is hereby amended by deleting the third sentence in its entirety and by substituting therefore the following:

“In settlement of a suit filed in the State of Arizona on or about September 5, 2001 by Mondo’s of Scottsdale, L.C., S&W Restaurant Group may exclude an amount up to $525,000.00 from the determination of any of the covenants set forth in this Section 2 for the fiscal quarter in which such settlement is required to be reported as an accrued expense under GAAP (as defined in the Third Loan Agreement).”

                Section 2.  References to Credit Agreement.  This Amendment is an amendment to the Covenants Agreement.  Unless the context of this Amendment otherwise requires, the Covenants Agreement and this Amendment shall be read together and shall have effect as if the provisions of the Covenants Agreement and this Amendment were contained in one agreement.

                Section 3.  Full Force and Effect.  Except as expressly modified by this Amendment, all of the terms and conditions of the Covenants Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof.  This Amendment is limited as written and shall not be deemed (a) to be an amendment of or a consent under or waiver of any other term or condition of the Covenants Agreement or (b) to prejudice any right or rights which the Lender now has or may have in the future under or in connection with the Covenants Agreement, the Loan Agreement or the other documents executed in connection with the Loan Agreements.

                Section 4.  Consent of Guarantors.  The Guarantors, by their signatures below, hereby acknowledge and agree to the terms and conditions set forth in this Amendment, and agree that nothing in this Amendment in any way impairs or lessens their respective liabilities under, and they do hereby reaffirm all of their obligations and liabilities under the Guaranties given by each of them to the Lender in connection with each of the Loan Agreements.

                Section 5.  Governing Law.  This Amendment, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

                Section 6.  Conditions to Effectiveness.  This Amendment shall not be effective until the Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto.

                Section 7.  Estoppel; Representations and Warranties.  In order to induce the Lender to enter into this Amendment, the Borrower and the Guarantors make the following representations and warranties, which shall survive the execution and delivery hereof:

                (a)  that each of the Covenants Agreement, the Loan Agreements and the loan documents executed in connection with each of the Loan Agreements (the “Loan Documents”) are in full force and effect;

                (b)  that each of the Covenants Agreement, the Loan Agreements and the Loan Documents and this Amendment have been duly authorized, executed and delivered by the Borrower and the Guarantors and constitute legal, valid and binding obligations of the Borrower and the Guarantors, enforceable against them in accordance with their respective terms;

                (c)  that the Borrower and the Guarantors have no offset, defense or counterclaim with respect to any of their obligations under the Covenants Agreement,  the Loan Agreements, and the Loan Documents (any such offset, defense or counterclaim as may now exist being hereby irrevocably waived by the Borrower, the Guarantors);

                (d)  that no material adverse change in the financial condition of the Borrower or the Guarantors has occurred since the date of its most recent financial statements delivered to the Lender;

                (e)  no Event of Default has occurred and is continuing under the Covenants Agreement, the Loan Agreements or the Loan Documents, and no event has occurred which, with notice, lapse of time or both, would constitute such an Event of Default;

                (f)  all of the representations made by or on behalf of the Borrower and the Guarantors in the Covenants Agreement, the Loan Agreements and the Loan Documents are true and correct on and as of the date hereof;

                (g)  neither the execution and delivery of this Amendment by the Borrower or the Guarantors, nor consummation by the Borrower or the Guarantors of the transactions herein contemplated, nor compliance by the Borrower or the Guarantors with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the Borrower’s organization documents, (ii) any agreement or instrument to which the Borrower or the Guarantors are now a party or by which the Borrower or the Guarantors, or to which the property of the Borrower or the Guarantors, is, or may be, bound, or constitute a default thereunder, or results in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or the Guarantors, (iii) any judgment or order, writ, injunction or decree of any court, or (iv) any applicable law or governmental regulation;

                (h)  no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment by the Borrower or the Guarantors; and

                (i)  the Borrower and the Guarantors remain duly organized and validly existing and in good standing corporations in each of their respective states of incorporation.

                Section 8.  Security Interests.  The Borrower and S&W Dallas confirm the validity and effectiveness of the Collateral Documents (as such term is defined in the Loan Agreements) made by each of them in favor of the Lender and confirms that the Collateral Documents secure payment of the obligations under the Loan Agreements (as defined in the Collateral  Documents).

                Section 9.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

S&W OF LAS VEGAS, L.L.C.,
a Delaware limited liability company

By:	The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation, its Sole Member

By:	/s/ Alan M. Mandel
Name:	Alan M. Mandel
Title:	Secretary

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC., a Delaware corporation

By:	/s/ Alan M. Mandel
Name:	Alan M. Mandel
Title:	Secretary

DALLAS S&W, L.P.
By:	S&W of Dallas LLC, general partner

By:	/s/ Alan M. Mandel
Name:	Alan M. Mandel
Title:	Secretary

MORGAN STANLEY DEAN WITTER COMMERCIAL FINANCIAL SERVICES, INC.

By:	/s/ Christopher Mayrose
Name:	Christopher Mayrose
Title:	Executive Director